Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE, dated as of January 20, 2005 (this “First Supplemental Indenture”), between Albemarle Corporation, a Virginia corporation (the “Company”), whose principal office is located at 330 South Fourth Street, Richmond, Virginia 23219 and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Trustee have duly executed and delivered an Indenture, dated as of January 20, 2005 (the “Indenture”), providing for the authentication, issuance, delivery and administration of unsecured notes, debentures or other evidences of indebtedness to be issued in one or more series by the Company (herein called a “Security” or the “Securities”);

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a series of Securities (the “Notes”) to be issued under the Indenture in an initial aggregate principal amount of $325,000,000, which may be authenticated and delivered as provided in the Indenture;

WHEREAS, the Company desires to amend and supplement the provisions of the Indenture to issue the Notes under the terms of the Indenture as supplemented hereby;

WHEREAS, Section 9.01 of the Indenture expressly permits the Company and the Trustee to enter into one or more supplemental indentures for the purposes, inter alia, of establishing the forms and terms of Securities to be issued under the Indenture, and permits the execution of such supplemental indentures without the consent of the Holders of any Securities then outstanding;

WHEREAS, for the purposes hereinabove recited, and pursuant to due corporate action, the Company has duly determined to execute and deliver to the Trustee this First Supplemental Indenture; and

WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms have been done and performed, and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, in consideration of the premises, the Company and the Trustee mutually covenant and agree as follows:

SECTION 1. DEFINITIONS.

1.1 All terms contained in this First Supplemental Indenture shall, except as specifically provided herein or except as the context may otherwise require, have the meanings given to such terms in the Indenture.

1.2 Unless the context otherwise requires, the following terms shall have the following meanings:

“Depositary” means The Depository Trust Company or any other depositary from time to time specified with respect to the Notes pursuant to the Indenture.

“Global Note Legend” means the legend for the Global Securities substantially in the form set forth in Section 2.04 of the Indenture.

“Global Notes” mean Notes constituting Global Securities substantially in the form of Exhibit A hereto.

“Notes” shall have the meaning given such term in the second “Whereas” clause of this First Supplemental Indenture.

SECTION 2. TERMS AND CONDITIONS OF THE SECURITIES.

There is hereby authorized the following series of Notes:

2.1 5.10% Senior Notes due 2015.

(a) A new series of senior unsecured Notes is hereby authorized and designated as the “5.10% Senior Notes due 2015”.

(b) The 5.10% Senior Notes due 2015 shall be issued in an initial aggregate principal amount $325,000,000, subject to adjustment as described in the form of Note attached hereto as Exhibit A. The Notes shall bear interest at a rate of 5.10% per annum, shall mature on February 1, 2015 and shall be subject to optional redemption at any time by the Company pursuant to the terms set forth in the form of Note attached hereto as Exhibit A.

(c) The Company shall be permitted to amend this First Supplemental Indenture in order to increase the aggregate principal amount of Notes that may be issued hereunder without the consent of the Holders of the Notes or the Securities of any series so affected. Any such additional Notes will have the same terms as the Notes and will rank equal to the Notes in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the additional Notes or except in certain circumstances for the first payment of interest following the issue) so that the additional Notes may be consolidated and form a single series of Securities with the Notes and have the same terms as to status, redemption and otherwise as the Notes that are the subject of this First Supplemental Indenture.

2.2 Form of Global Notes. The Notes shall initially be issued in the form of Global Notes (including the Global Note Legend thereon and the “Schedule of Increases and Decreases in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced to reflect any redemptions and be increased to reflect the issuance of any additional Notes. Any endorsement of a Global Note to reflect the amount of any decrease or increase in

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the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee, as custodian of the Global Notes.

2.3 Paying Agent and Security Registrar. The Company hereby appoints the Trustee as initial Paying Agent and Security Registrar for the Notes and the Trustee hereby accepts such appointments.

2.4 Security Register and Office or Agency Pursuant to Section 10.02 of the Indenture. Pursuant to Section 3.05 of the Indenture, the Company shall maintain the Security Register in the City of New York, Borough of Manhattan, at the office designated from time to time by the Trustee, which will initially be the office of the Trustee located at 101 Barclay Street, Floor 7E, New York, New York 10286, and which shall also be the office or agency designated in accordance with Section 10.02 of the Indenture.

2.5 Procedures Regarding Optional Redemption. Under and pursuant to the Notes, the Company has been granted the option to redeem the Notes, in whole or in part, at ay time at a redemption price specified in the form of Note attached hereto as Exhibit A. If the Company exercises its option to redeem the Notes, it hereby agrees to (i) upon request by the Trustee, promptly consult with the Trustee regarding the employment of an Independent Investment Banker (as defined in the Notes), (ii) provide to the Trustee the Company Order and notice specified by Section 11.02 of the Indenture, (iii) obtain from each of the required Reference Treasury Dealers (as defined in the Notes) the Referenced Treasury Dealer Quotations (as defined in the Notes) and furnish such to the Trustee, and (iv) upon receiving from the Trustee the Comparable Treasury Price (as defined in the Notes), to provide to the Trustee on or before the first Business Day preceding such redemption date the calculation of the Redemption Price to be paid on the Notes being redeemed. In that regard, the Trustee agrees to furnish to the Company on or before the second Business Day preceding the redemption date the Comparable Treasury Price.

SECTION 3. MISCELLANEOUS.

3.1 Ratification of Indenture. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

3.2 GOVERNING LAW. This First Supplemental Indenture and each Note shall be governed by, and construed in accordance with, the laws of the State of New York.

3.3 Counterparts. This First Supplemental Indenture may be executed in several counterparts, each of which shall be an original, and all collectively but one and the same instrument.

3.4 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company. All rights, privileges, protections, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be applicable to all actions taken, suffered or omitted by the Trustee under this First Supplemental Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be executed as of the date first above written.

ALBEMARLE CORPORATION, as Issuer

By:	/s/ Paul F. Rocheleau
	Name:	Paul F. Rocheleau
	Title:	Senior Vice President and Chief Financial Officer

THE BANK OF NEW YORK, as Trustee

By:	/s/ William Cardozo
	Name:	William Cardozo
	Title:	Agent

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EXHIBIT A

[FACE OF NOTE]

[insert if the Note is a Global Note: THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED OR TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

ALBEMARLE CORPORATION

            5.10% Senior Notes due 2015

No.	CUSIP NO. 012653AA9

ISIN NO. US012653AA94

$

[insert if the Note is a Global Note: , as revised by the Schedule of Increases and Decreases in the Global Note attached hereto]

Albemarle Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of

Dollars [, if the Note is a Global Note, insert —, as revised by the Schedule of Increases and Decreases in the Global Note attached hereto,] on February 1, 2015 and to pay interest thereon from                     , 2005 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 in each year, commencing August 1, 2005, at the rate of 5.10% per annum, until the principal hereof is paid or made available for payment, provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of 5.10% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for (except for Defaulted Interest), on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date even if Notes are cancelled, repurchased or redeemed after the Regular Record Date and on or before the Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

If this Note is not a Global Note, payment of the principal of and premium, if any, on this Note will be made upon surrender of this Note at the office or agency of the Company maintained for that purpose in The City of New York, Borough of Manhattan, designated from time to time by the Trustee which will initially be the office of the Trustee located at 101 Barclay Street, Floor 7E, New York, New York 10286 and payments of interest shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, however, that payments of interest shall be made by wire transfer to an account designated by the Holder of this Note if the principal amount of this Note is $1,000,000 or more and wire payment instructions are received by the Trustee at least 5 business days prior to the Interest Payment Date. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the nominee of The Depository Trust Company or any successor depositary. All payments in respect of this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

ALBEMARLE CORPORATION

By:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:
Authorized Signatory

[BACK OF NOTE]

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of January 20, 2005, as supplemented by the First Supplemental Indenture dated as of January 20, 2005 (herein, together with any additional supplements or amendments, called the “Indenture”), between the Company and The Bank of New York, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof.

Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the date of Maturity (or any earlier redemption or repayment date), as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months. In the case where the Interest Payment Date or the date of Maturity (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the date of Maturity (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the date of Maturity (or any redemption or repayment date) to such next succeeding Business Day.

This Note and all the obligations of the Company hereunder are direct, unsecured obligations of the Company and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Company, subject to certain statutory exceptions in the event of liquidation upon insolvency.

The Notes are subject to redemption, in whole or in part, at the Company’s option at any time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus, in each case, accrued interest thereon to the date of redemption.

For purposes of the immediately preceding paragraph, the following defined terms shall have the meanings specified:

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

“Reference Treasury Dealer” means each of (1) Banc of America Securities LLC, UBS Securities LLC and Bear, Stearns & Co. Inc. or their respective affiliates which are primary U.S. Government securities dealers in the United States (a “Primary Treasury Dealer”), and their respective successors and (2) two other Primary Treasury Dealers; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. Such notice of redemption shall set forth the formula for, and the calculation of, the redemption price of the Notes.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

The Company will pay interest to a person other than the Holder of record on the Regular Record Date if the Company elects to redeem the Notes on a date that is after a Regular Record Date but on or prior to the corresponding Interest Payment Date. In this instance, the Company will pay accrued interest on the Notes being redeemed to, but not including, the redemption date to the same person to whom the Company will pay the principal of those Notes.

In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the indebtedness represented by the Notes or certain restrictive covenants (and related Events of Default) with respect to the Notes, in each case upon compliance with certain conditions set forth in the Indenture. The Indenture also contains specified Events of Default which will apply with respect to the Notes. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect prescribed in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification or waiver of the rights and obligations of the Company and the rights of the Holders of the Notes and each other series of Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in aggregate principal amount of the Notes and other Securities at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of more than 50% in aggregate principal amount of the Notes and each other series of Securities at the time Outstanding, on behalf of the Holders of all Notes and other series of affected Securities, to waive compliance with certain provisions of the Indenture and certain past Defaults (other than with respect to nonpayment or in respect of a provision that cannot be waived without the written consent of each Holder affected) under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefore or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in aggregate principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee satisfactory indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. The Company has initially appointed the Trustee as Security Registrar for the Notes.

The Notes of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture, or in this Note, or because of the indebtedness evidenced hereby, shall be had against any incorporator, as such, or against any past, present or future shareholder, officer, employee or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

Assignment Form

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
(Print or type agent’s name)

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

insert if the Note is a Global Note:

SCHEDULE OF INCREASES AND DECREASES IN THE GLOBAL NOTE

The following increases and decreases in the principal amount of this Global Note have been made:

Date of Notation	Amount of increase in Principal Amount of this Global Note	Amount of decrease in Principal Amount of this Global Note	Principal Amount of this Global Note following such increase or decrease	Signature of authorized signatory of Trustee